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                                                                    Exhibit 4.11

                               OMNIBUS INSTRUMENT

                                 WITH REGARD TO

                  HARTFORD LIFE GLOBAL FUNDING TRUST 20[-]-[-]


     WHEREAS, the parties named herein desire to enter into certain Issuance Documents, each such document dated as of the date specified in this Omnibus Instrument relating to the issuance by Hartford Life Global Funding Trust 20[-]-[-] (the "TRUST") of Hartford Life Global Funding Trust 20[-]-[-] Notes (the "NOTES") with the terms specified in the Pricing Supplement attached to this Omnibus Instrument as Exhibit A (the "Pricing Supplement") to investors under Hartford Life's secured notes program;

     WHEREAS, the Trust will be organized under and its activities will be governed by (i) the provisions of the Trust Agreement (set forth in Section A of this Omnibus Instrument), dated as of [-], 20[-] (the "Formation Date") by and between the parties thereto indicated in Section E herein, and (ii) the certificate of trust of the Trust;

     WHEREAS, the Notes will be issued pursuant to the Indenture (set forth in Section B of this Omnibus Instrument), dated as of [-], 20[-] (the "Issuance Date"), by and between the parties thereto indicated in Section E herein;

     WHEREAS, the sale of the Notes will be governed by the Distribution Agreement (set forth in Section C of this Omnibus Instrument), dated as of the Formation Date, by and between the parties thereto indicated in Section E herein; and

     WHEREAS, certain agreements relating to the Notes and the funding agreement identified in the Pricing Supplement (the "Funding Agreement") are set forth in the Coordination Agreement (set forth in Section D of this Omnibus Instrument), dated as of the Formation Date, by and among the parties thereto indicated in Section E herein.

     All capitalized terms used herein and not otherwise defined will have the meanings set forth in the Indenture. This Omnibus Instrument is executed as of the Formation Date.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as set forth herein.

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                                    SECTION A

                                 TRUST AGREEMENT

     THIS TRUST AGREEMENT, dated as of the Formation Date, is entered into by and among AMACAR Pacific Corp., a Delaware corporation, as administrator (in such capacity, the "ADMINISTRATOR") and as trust beneficial owner (in such capacity, the "TRUST BENEFICIAL OWNER") and Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee (the "DELAWARE TRUSTEE").

                              W I T N E S S E T H:

     WHEREAS, the Trust Beneficial Owner, the Administrator and the Delaware Trustee desire to establish a statutory trust organized pursuant to the Delaware Statutory Trust Act for the purpose of issuing Notes to investors which will be secured, and payments with respect to which will be funded, solely by the assets held in the Trust (as defined in this Omnibus Instrument), the proceeds of which will be used to purchase the Funding Agreement;

     WHEREAS, the Trust Beneficial Owner, the Administrator and the Delaware Trustee desire to authorize the issuance of a Trust Beneficial Interest and the Notes in connection with the entry into this Trust Agreement and the Indenture;

     WHEREAS, all things necessary to make this Trust Agreement a valid and legally binding agreement of the Trust Beneficial Owner, the Administrator and the Delaware Trustee, enforceable in accordance with its terms, have been done;

     WHEREAS, the parties intend to provide for, among other things, (i) the issuance and sale of the Notes (pursuant to the Indenture and the Distribution Agreement) and the Trust Beneficial Interest, (ii) the use of the proceeds of the sale of the Notes and Trust Beneficial Interest to acquire the Funding Agreement and (iii) all other actions deemed necessary or desirable in connection with the transactions contemplated by this Trust Agreement; and

     WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Trust Agreement Terms, filed as Exhibit 4.7 to the Registration Statement dated July 27, 2004, filed with the Securities Exchange Commission by Hartford Life (the "STANDARD TRUST AGREEMENT TERMS") and all capitalized terms not otherwise defined in this Omnibus Instrument shall have the meaning set forth in the Standard Trust Agreement Terms (the Standard Trust Agreement Terms and this Trust Agreement, collectively, the "TRUST AGREEMENT").

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

     PART 1. AGREEMENT TO BE BOUND. The Delaware Trustee, the Administrator and the Trust Beneficial Owner each hereby agrees to be bound by all of the terms, provisions and agreements set forth herein, with respect to all matters contemplated herein, including, without limitation, those relating to the issuance of the Notes.

     PART 2. INCORPORATION BY REFERENCE. All terms, provisions and agreements of the Standard Trust Agreement Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth herein are inconsistent with the terms of the Standard Trust Agreement Terms, the terms set forth herein shall apply.

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     PART 3. NAME. The Trust created and governed by this Trust Agreement shall be designated as indicated in this Omnibus Instrument, as such name may be modified from time to time by the Delaware Trustee following written notice to the Trust Beneficial Owner.

     PART 4. INITIAL CAPITAL CONTRIBUTION AND OWNERSHIP. The Trust Beneficial Owner has paid to, or to an account at the direction of, the Delaware Trustee, on the date hereof, the sum of $15 (or, if the Trust issues Notes at a discount, the product of $15 and the issue price (expressed as a percentage of the original principal amount of the Notes)). The Delaware Trustee hereby acknowledges receipt in trust from the Trust Beneficial Owner, as of the date hereof, of the foregoing contribution, which shall be used along with the proceeds from the sale of the Notes to purchase the Funding Agreement. Upon the creation of the Trust and the registration of the Trust Beneficial Interest in the Securities Register by the Registrar (as defined in the Standard Trust Agreement Terms) in the name of the Trust Beneficial Owner, the Trust Beneficial Owner shall be the sole beneficial owner of the Trust.

     PART 5. ACKNOWLEDGMENT. The Delaware Trustee, on behalf of the Trust, expressly acknowledges its duties and obligations set forth in Section 2.07 of the Standard Trust Agreement Terms incorporated herein.

     PART 6. ADDITIONAL TERMS. None.

     PART 7. OMNIBUS INSTRUMENT; EXECUTION AND INCORPORATION OF TERMS. The parties to this Trust Agreement will enter into this Trust Agreement by executing the Omnibus Instrument. By executing the Omnibus Instrument, the Delaware Trustee, the Trust Beneficial Owner and the Administrator hereby agree that this Trust Agreement will constitute a legal, valid and binding agreement between the Delaware Trustee, the Trust Beneficial Owner and the Administrator as of the date specified in the Omnibus Instrument. All terms relating to the Trust or the Notes not otherwise included in this Trust Agreement will be as specified in the Omnibus Instrument or Pricing Supplement as indicated herein.

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                                    SECTION B

                                    INDENTURE

     THIS INDENTURE, dated as of the Issuance Date, is entered into by and among JPMorgan Chase Bank as indenture trustee, registrar, transfer agent, paying agent and calculation agent (collectively, the "INDENTURE TRUSTEE") and the Trust (as defined in this Omnibus Instrument).

                              W I T N E S S E T H:

     WHEREAS, the Trust has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes (as defined in this Omnibus Instrument);

     WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Trust and the other parties to this Indenture, enforceable in accordance with its terms, have been done, and the Trust proposes to do all things necessary to make the Notes, when executed and authenticated and delivered pursuant hereto, valid and legally binding obligations of the Trust as hereinafter provided; and

     WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Indenture Terms, filed as Exhibit 4.1 to the Registration Statement dated July 27, 2004 filed with the Securities Exchange Commission by Hartford Life (the "STANDARD INDENTURE TERMS") and all capitalized terms not otherwise defined in this Omnibus Instrument shall have the meaning set forth in the Standard Indenture Terms (the Standard Indenture Terms and this Indenture, collectively, the "INDENTURE").

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

     PART 1. AGREEMENT TO BE BOUND. The Trust and the Indenture Trustee each hereby agrees to be bound by all of the terms, provisions and agreements set forth herein, with respect to all matters contemplated herein, including, without limitation, those relating to the issuance of the Notes.

     PART 2. INCORPORATION BY REFERENCE. All terms, provisions and agreements of the Standard Indenture Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth herein are inconsistent with the terms of the Standard Indenture Terms, the terms set forth herein shall apply.

     PART 3. DESIGNATION OF THE NOTES. The Notes issued pursuant to this Indenture shall be designated as specified in this Omnibus Instrument.

     PART 4. ADDITIONAL TERMS. None.

     PART 5. OMNIBUS INSTRUMENT; EXECUTION AND INCORPORATION OF TERMS. The parties to this Indenture will enter into this Indenture by executing the Omnibus Instrument. By executing the Omnibus Instrument, the Trust and the Indenture Trustee hereby agree that this Indenture will constitute a legal, valid and binding agreement between the Trust and the Indenture Trustee as of the date specified in the Omnibus Instrument. All terms relating to the Trust or the Notes not otherwise included in this Indenture will be as specified in the Omnibus Instrument or Pricing Supplement as indicated herein.

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                                    SECTION C

                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT, dated as of the Formation Date, is entered into by and among each Agent specified in the Pricing Supplement as Agent(s), (each an "AGENT"), Hartford Life Insurance Company, a Connecticut insurance company ("HARTFORD LIFE") and the Trust (as defined in this Omnibus Instrument).

                              W I T N E S S E T H:

     WHEREAS, the Trust has entered into the Indenture, dated as of the date hereof, by and between the Trust and JPMorgan Chase Bank, as indenture trustee (the "INDENTURE TRUSTEE") to provide for the issuance by the Trust of the Notes (as defined in this Omnibus Instrument);

     WHEREAS, all things necessary to make this Distribution Agreement a valid and legally binding agreement of the Trust and the other parties to this Distribution Agreement, enforceable in accordance with its terms, have been done, and the Trust proposes to do all things necessary to make the Notes, when executed by the Trust and authenticated and delivered pursuant hereto and the Indenture, valid and legally binding obligations of the Trust as hereinafter provided; and

     WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Distribution Agreement Terms, filed as Exhibit 1.1 to the Registration Statement dated July 27, 2004 filed with the Securities Exchange Commission by Hartford Life (the "STANDARD DISTRIBUTION AGREEMENT TERMS") and all capitalized terms not otherwise defined in this Omnibus Instrument shall have the meaning set forth in the Standard Distribution Agreement Terms (the Standard Distribution Agreement Terms and this Distribution Agreement, collectively, the "DISTRIBUTION AGREEMENT").

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

     PART 1. AGREEMENT TO BE BOUND. The Agent(s), Hartford Life and the Trust each hereby agrees to be bound by all of the terms, provisions and agreements set forth herein, with respect to all matters contemplated herein, including, without limitation, those relating to the issuance of the Notes.

     PART 2. INCORPORATION BY REFERENCE. All terms, provisions and agreements of the Standard Distribution Agreement Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth herein are inconsistent with the terms of the Standard Distribution Agreement Terms, the terms set forth herein shall apply.

     PART 3. PURCHASE OF NOTES. The Agent(s) agree to purchase the Notes having the terms set forth in the Pricing Supplement for the Notes.

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     PART 4. DELIVERY OF OPINIONS. Pursuant to Sections 4.1, 4.2 and 4.5,
Hartford Life, the Trust and the Agent(s) have mutually agreed that the opinions, negative assurances and/or comfort letter, if any, set forth in Exhibit B to this Omnibus Instrument are required to be delivered on the Issuance Date.

     PART 5. ADDITIONAL TERMS.  None.

     PART 6. OMNIBUS INSTRUMENT; EXECUTION AND INCORPORATION OF TERMS. The parties to this Distribution Agreement will enter into this Distribution Agreement by executing the Omnibus Instrument. By executing the Omnibus Instrument the Agents, Hartford Life and the Trust hereby agree that this Distribution Agreement will constitute a legal, valid and binding agreement between the Agents, Hartford Life and the Trust as of the date specified in the Omnibus Instrument. All terms relating to the Trust or the Notes not otherwise included in this Distribution Agreement will be as specified in the Omnibus Instrument or Pricing Supplement as indicated herein.

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                                    SECTION D

                             COORDINATION AGREEMENT

     THIS COORDINATION AGREEMENT, dated as of the Formation Date, is entered into by and among Hartford Life, the Trust and the Indenture Trustee.

                              W I T N E S S E T H:

     WHEREAS, the Trust will enter into the Funding Agreement with Hartford Life dated as of the Issuance Date;

     WHEREAS, the Agent(s) have agreed to sell the Notes in accordance with the Registration Statement; and

     WHEREAS, the Trust intends to issue the Notes in accordance with the Indenture and to transfer the Funding Agreement to the Indenture Trustee in accordance with the Indenture to secure payment of the Notes.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

     PART 1. AGREEMENT TO BE BOUND. Hartford Life, the Trust and the Indenture Trustee each hereby agrees to be bound by all of the terms, provisions and agreements set forth herein, with respect to all matters contemplated herein, including, without limitation, those relating to the issuance of the Notes.

     PART 2. DELIVERY OF THE FUNDING AGREEMENT. The Trust hereby authorizes the Indenture Trustee to receive the Funding Agreement from Hartford Life pursuant to the Assignment of the Funding Agreement (the "Assignment"), to be entered into on the Issuance Date, and included in the closing instrument dated as of the Issuance Date (the "CLOSING INSTRUMENT").

     PART 3. ISSUANCE AND PURCHASE OF THE NOTES. Delivery of the Funding Agreement to the Indenture Trustee pursuant to the Assignment of the Funding Agreement shall be confirmation of payment by the Trust for the Funding Agreement. The Trust hereby directs the Indenture Trustee, upon receipt of the Funding Agreement pursuant to the Assignment, (a) to authenticate the Notes in accordance with the Indenture and (b) to (i) deliver each relevant Note to the clearing system or systems identified in each such Note, or to the nominee or custodian of such clearing system, for credit to such accounts as the Agent(s) may direct, or (ii) deliver each relevant Note to the purchasers thereof as identified by the Agent(s).

     PART 4. DIRECTIONS REGARDING PERIODIC PAYMENTS. As registered owner of the Funding Agreement as collateral securing payments on the Notes, the Indenture Trustee will receive payments on the Funding Agreement on behalf of the Trust. The Trust hereby directs the Indenture Trustee to use such funds to make payments on behalf of the Trust pursuant to the Trust Agreement and the Indenture.

     PART 5. MATURITY OF THE FUNDING AGREEMENT. Upon the maturity of the Funding Agreement and the return of funds thereunder, the Trust hereby directs the Indenture Trustee to set aside from such funds an amount sufficient for the repayment of the outstanding principal on the Notes when due.

     PART 6. ACKNOWLEDGEMENT OF PRIOR AGREEMENTS. The Trust hereby acknowledges, agrees to and become a party to each of the Administrative Services Agreement, the License Agreement, and the Expense and Indemnity Agreement related to the Delaware Trustee. The Administrator hereby acknowledges the formation of the Trust and affirms its obligations to provide services to the Trust as set forth in the Administrative Services Agreement.

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     PART 7. CERTIFICATES. Hartford Life and the Trust each hereby agree to deliver, on a quarterly basis, such certificate(s) as are required by any rating agency then rating the Program.

     PART 8. NO ADDITIONAL LIABILITY. Nothing in this agreement shall impose any liability or obligation on the part of any party to this agreement to make any payment or disbursement in addition to any liability or obligation such party has under the Issuance Documents or any other agreements related to the Program, except to the extent that a party has actually received funds which it is obligated to disburse pursuant to this agreement.

     PART 9. NO CONFLICT. This Coordination Agreement is intended to be in furtherance of the agreements reflected in the documents related to the Issuance Documents, and not in conflict. To the extent that a provision of this Coordination Agreement conflicts with the provisions of one or more Issuance Documents, the provisions of such documents shall govern.

     PART 10. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

     PART 11. SEVERABILITY. If any provision in this agreement shall be invalid, illegal or unenforceable, such provisions shall be deemed severable from the remaining provisions of this agreement and shall in no way affect the validity or enforceability of such other provisions of this agreement.

     PART 12. OMNIBUS INSTRUMENT; EXECUTION AND INCORPORATION OF TERMS. The parties to this Coordination Agreement will enter into this Coordination Agreement by executing the Omnibus Instrument. By executing the Omnibus Instrument, each party hereto agrees that this Coordination Agreement will constitute a legal, valid and binding agreement by and among Hartford Life, the Trust and the Indenture Trustee as of the Issuance Date. All terms relating to the Trust or the Notes not otherwise included in this Coordination Agreement will be as specified in the Omnibus Instrument or Pricing Supplement as indicated in the Omnibus Instrument.

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                                    SECTION E

                        MISCELLANEOUS AND EXECUTION PAGES

     Notwithstanding any other provisions of this Omnibus Instrument, no amendment to this Omnibus Instrument may be made if such amendment would cause the Trust not to be disregarded or treated as a grantor trust (assuming the Trust were not disregarded) for U.S. federal income tax purposes.

     This Omnibus Instrument may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

     Each signatory, by its execution hereof, does hereby become a party to each of the agreements identified for such party as of the date specified in such agreements.

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     IN WITNESS WHEREOF, the undersigned have executed this Omnibus Instrument.


              HARTFORD LIFE INSURANCE COMPANY (in executing below agrees and becomes a party to (i) the Distribution Agreement set forth in Section C herein, and (ii) the Coordination Agreement set forth in Section D herein).


              By:
                 --------------------------------
                 Name:
                 Title:

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IN WITNESS WHEREOF, the undersigned have executed this Omnibus Instrument.


              HARTFORD LIFE GLOBAL FUNDING TRUST 20[-]-[-] in executing below agrees and becomes a party to (i) the Indenture set forth in Section B herein, (ii) the Distribution Agreement set forth in Section C herein and (iii) the Coordination Agreement set forth in Section D herein).

              By: Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee


              By:
                 --------------------------------
                 Name:
                 Title:


              WILMINGTON TRUST COMPANY, in executing below agrees and becomes a party to the Trust Agreement set forth in Section A herein, not in its individual capacity but solely as Delaware Trustee.


              By:
                 --------------------------
                 Name:
                 Title:

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IN WITNESS WHEREOF, the undersigned have executed this Omnibus Instrument.


              AMACAR PACIFIC CORP. in executing below agrees and becomes a party to (i) the Trust Agreement set forth in Section A herein in its capacity as Trust Beneficial Owner and Administrator and (ii) the Coordination Agreement set forth in Section D herein in its capacity as Administrator.


              By:
                 --------------------------
                 Name:
                 Title:

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IN WITNESS WHEREOF, the undersigned have executed this Omnibus Instrument.


              JPMORGAN CHASE BANK in executing below agrees and becomes a party to (i) the Indenture set forth in Section B herein in its capacity as Indenture Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent, and (ii) the Coordination Agreement, set forth in Section D herein in its capacity as Indenture Trustee.


              By:
                 --------------------------
                 Name:
                 Title:

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IN WITNESS WHEREOF, the undersigned have executed this Omnibus Instrument.


              BEAR STEARNS & CO. INC. in executing below agrees and becomes a party to the Distribution Agreement set forth in Section C herein on behalf of itself and each of the agents named in the Pricing Supplement.


              By:
                 --------------------------
                 Name:
                 Title:

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                                    EXHIBIT A


                               PRICING SUPPLEMENT

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                                    EXHIBIT B

                          RATINGS; REQUIRED DELIVERIES

RATINGS:

In connection with Section 1.1.3 of the Distribution Agreement, the Program under which the Notes are issued, as well as the Notes, are anticipated to be rated [-] by Moody's and the Notes are rated [-] by S&P. In connection with
Section 1.3.10 of the Distribution Agreement, the Company's financial strength rating is [-] by Moody's and [-] by S&P.

REQUIRED DELIVERIES:

Pursuant to Section 4.1, 4.2 and/or 4.5 of the Distribution Agreement the following opinions, negative assurances and/or comfort letter are required to be delivered on the Issuance Date (as defined in the Omnibus Instrument):

[-]

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